Exhibit 99.1

Tidewater Announces Annual Shareholders’ Meeting Webcast

NEW ORLEANS, July 24, 2008 – Tidewater Inc (NYSE: TDW) announced today that a delayed webcast of a presentation by Dean Taylor, Chairman, President and CEO, and other senior management representatives, for its annual stockholders’ meeting will be available beginning at 2:00 p.m. CDT on July 31, 2008, at the Tidewater website and at the CCBN website. The online replay will be available until August 31, 2008. The annual stockholders’ meeting will be held at 10:00 a.m. CDT in New Orleans on July 31, 2008. The presentation will provide a general overview of the Company’s operations and financial activity.

In addition (and as previously announced), the Company’s full earnings release for the quarter ended June 30, 2008, and conference call is scheduled for Friday, August 1, 2008. The press release will be issued before the market opens, and the conference call will begin at 9:00 a.m. CDT. Investors and interested parties may listen to the teleconference via telephone by calling 1-888-388-7493 if calling from the U.S. or Canada (1-706-679-8348 if calling from outside the U.S.) and ask for the “Tidewater” call just prior to the scheduled start. A replay of the conference call will be available beginning at 11:00 a.m. CDT on August 2, 2008, and will continue until 11:59 p.m. CDT on August 3, 2008. To hear the replay, call 1-800-642-1687 (1-706-645-9291 if calling from outside the U.S.). The conference call ID number is 54793654. A simultaneous webcast of the conference call will be accessible online at the Tidewater Inc. website, www.tdw.com, and at the CCBN website, www.streetevents.com. The online replay will be available until September 1, 2008.

Tidewater Inc. owns 453 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

SOURCE: Tidewater Inc.